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                                                                     EXHIBIT 5.1


                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

                                                November 15, 2002

Atlantic City Electric Transition Funding LLC
P.O. Box 15597
Wilmington, Delaware  19850-5597

Re:  Atlantic City Electric Transition Funding LLC

Ladies and Gentlemen:

          We have acted as special counsel to Atlantic City Electric Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-3 (Registration No. 333-59558), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to transition bonds (the "Transition Bonds") of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings assigned to them in the form of indenture filed as Exhibit 4.1 to the Registration Statement.

          In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, certificates of public officials, such certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Company, had or will at all relevant times have the power, corporate or other, to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, Atlantic City Electric Company, a New Jersey corporation ("ACE"), and others.

          The opinion expressed below is based on the following assumptions:

          (a)  the Registration Statement will become effective;


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Atlantic City Electric Transition Funding LLC
November 15, 2002
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          (b)  the proposed transactions are consummated as contemplated in the
Registration Statement and the related bondable stranded costs rate orders; and

          (c)  prior to the issuance of any Series or Class of Transition Bonds:

                (i) all necessary orders, approvals and authorizations for the Company's purchase of Bondable Transition Property from ACE, in exchange for the proceeds of such Transition Bonds, will have been obtained by the Company;

                (ii) the Issuer LLC Agreement will have been executed and delivered by an authorized representative of ACE as sole member of the Company;

                (iii) the Indenture, and a Series Supplement authorizing such Transition Bonds in accordance with the terms of the Indenture, will have been executed and delivered by the Company's authorized representative and by the trustee named therein;

                (iv) the maturity dates, the bond rates, the redemption provisions and the other terms of such Transition Bonds will be fixed in accordance with the terms of the Indenture;

                (v) the Sale Agreement and the Bill of Sale relating to the Bondable Transition Property purchased from ACE in exchange for the proceeds of such Transition Bonds will have been executed and delivered;

                (vi) the Servicing Agreement will have been executed and delivered;

                (vii) the Administration Agreement will have been executed and delivered;

                (viii) the Underwriting Agreement will have been executed and delivered;

                (ix) the Managers will have taken all necessary action to approve and establish the terms of such Transition Bonds and the issuance thereof, and to approve the terms of the offering of such Transition Bonds and any related matters; and



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Atlantic City Electric Transition Funding LLC
November 15, 2002
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                (x)     the Indenture and the Series Supplement authorizing such
                        Transition Bonds will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

          In expressing the opinion set forth herein, we have also assumed that the execution and delivery by the Company of the Indenture and any Series Supplement authorizing Transition Bonds, and the performance by the Company of its obligations thereunder, do not violate, breach or constitute (with or without notice or lapse of time) a default under:

                (i) any agreement or instrument to which the Company or its properties is subject, except that we do not make such assumption with respect to those agreements and instruments that have been identified to us by the Company as being material to it;

                (ii) any law, rule or regulation to which the Issuer is subject, except that we do not make such assumption with respect to any laws, rules and regulations of the State of New Jersey or the federal laws of the United States that, in our experience, are normally applicable to transactions of the type contemplated by the Indenture, such Series Supplement and the Transition Bonds ("Applicable Laws"), but without our having made any special investigation concerning any other laws, rules or regulations; or

                (iii) any judicial or regulatory order or decree of any governmental authority, except that we do not make such assumption with respect to those orders or decrees that have been identified to us by the Company as being material to it of any New Jersey or United States federal executive, legislative, judicial, administrative or regulatory body established under Applicable Laws.

          Based on and subject to the foregoing, we are of the opinion that, when properly executed, authenticated and issued in accordance with the Indenture and the related Series Supplement, when delivered against payment of the purchase price therefor, and upon satisfaction of all other conditions contained in the Indenture, such related Series Supplement and the Underwriting Agreement, the Transition Bonds will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by:

                (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to creditor's rights generally, and

                (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          Members of our firm are admitted to practice in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States and the laws of the State of New Jersey.


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Atlantic City Electric Transition Funding LLC
November 15, 2002
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          We consent to the filing of this opinion as an Exhibit to the
Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.